Service Corporation International Announces Second Quarter 2012 Financial Results And Raises 2012 Guidance

- Conference call on Thursday, July 26, 2012, at 9:00 a.m. Central Time

HOUSTON, July 25, 2012 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter 2012. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$597.4	$576.8	$1,199.9	$1,156.5
Operating income	$99.7	$80.5	$200.8	$177.7
Net income attributable to common stockholders	$37.1	$26.1	$85.1	$64.9
Diluted earnings per share	$0.17	$0.11	$0.39	$0.27
Earnings from continuing operations excluding special items(1)	$39.9	$35.3	$85.0	$75.8
Diluted earnings per share from continuing operations excluding special items(1)	$0.18	$0.15	$0.38	$0.31
Diluted weighted average shares outstanding	218.9	241.4	221.1	241.6
Net cash provided by operating activities	$62.6	$67.5	$158.4	$175.5
Net cash provided by operating activities excluding special items(1)	$69.6	$67.9	$165.4	$177.1

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Non-GAAP Financial Measures" and "Cash Flow and Capital Spending".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items increased 20% to $0.18 in the second quarter 2012 compared to $0.15 in the prior year second quarter, resulting from improved operating performance primarily driven by higher preneed cemetery sales production and effective management of our cost structure.
  Funeral gross profit increased by $6.3 million, or 8.4%, and the gross margin percentage increased to 20.6% for second quarter 2012 from 19.5% in 2011.  This was primarily a result of prudent management of expenses in our comparable businesses.
  Cemetery gross profit increased $6.9 million, or 17.4%, and cemetery gross margin percentage increased to 23.1% from 20.7%. A strong increase in recognized preneed cemetery revenue, partially offset by lower atneed revenues, along with effective management of operating expenses contributed to the favorable cemetery performance.
  Net cash provided by operating activities excluding special items increased to $69.6 million compared to $67.9 million in 2011. Higher earnings were generally offset by timing differences in working capital.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the second quarter of 2012:
"We are very pleased with the strong second quarter results. Impressive cemetery preneed sales performance, effective operating cost containment, and strategic deployment of capital combined to deliver a solid performance for our shareholders. On this success, we are raising our full year outlook for diluted earnings per share from continuing operations excluding special items to a range of $.70 to $.75. We are also revising upward our guidance for operating cash flow excluding special items to a range of $390 to $425 million for 2012. Once again, it is a testament to the hard work and dedication of our entire team who are focused on developing a more productive operating platform while continuing to enhance our customer experience."

REVIEW OF RESULTS FOR SECOND QUARTER 2012

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended June 30,		Six Months Ended June 30
	2012	2011	2012	2011
Funeral
Funeral atneed revenue	$235.3	$242.0	$488.9	$503.8
Funeral recognized preneed revenue	121.6	116.8	254.8	241.7
Other funeral revenue(1)	39.5	27.1	77.0	48.9
Total funeral revenues	$396.4	$385.9	$820.7	$794.4

Gross profit	$81.7	$75.4	$181.7	$174.8
Gross margin percentage	20.6%	19.5%	22.1%	22.0%

Funeral services performed	68,851	67,531	143,557	140,499
Average revenue per funeral service	$5,184	$5,313	$5,181	$5,306

Cemetery
Cemetery atneed revenue	$58.9	$61.4	$117.3	$120.6
Cemetery recognized preneed revenue	118.1	105.2	214.7	194.9
Other cemetery revenue (2)	24.0	24.3	47.2	46.6
Total cemetery revenues	$201.0	$190.9	$379.2	$362.1

Gross profit	$46.5	$39.6	$74.0	$66.7
Gross margin percentage	23.1%	20.7%	19.5%	18.4%

(1)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements. It also includes preneed sales of The Neptune Society that are delivered at the time of sale, including memorial merchandise and travel protection insurance.

(2)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended June 30, 2012 and 2011. We consider comparable operations to be those owned for the entire period beginning January 1, 2011 and ending June 30, 2012.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended June 30,
	2012	2011
Comparable funeral revenue:
Atneed revenue	229.6	234.6
Recognized preneed revenue	119.1	115.6
Other funeral revenue(1)	26.4	26.8
Total comparable funeral revenues	$375.1	$377.0

Comparable gross profit	$80.7	$75.0
Comparable gross margin percentage	21.5%	19.9%

Comparable funeral services performed:
Preneed	22,703	22,972
Atneed	40,892	42,521
Total	63,595	65,493

Comparable average revenue per funeral service	$5,483	$5,347
Comparable preneed funeral production:
Sales	$153.9	$158.8
Total preneed funeral contracts sold	27,824	28,781
Average revenue per contract sold	$5,531	$5,518

(1)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues decreased modestly by $1.9 million driven by a decrease in the number of funeral services performed, partially offset by higher average revenue per funeral service.
  Comparable funeral gross profit increased $5.7 million, or 7.6%, compared to the prior year quarter, while the gross margin percentage increased 160 basis points to 21.5%. Despite the slight decline in overall revenues, we were able to effectively manage our costs which led to commendable improvements in both gross profit and gross margin percentage.
  Comparable funeral services performed decreased 2.9%, which we believe is consistent with trends experienced by other funeral service providers and industry vendors.
  The cremation rate increased to 45.1% in the second quarter of 2012 compared to 44.3% for the same period of 2011.
  The comparable average revenue per funeral service grew 2.5% over the prior year quarter. Excluding an unfavorable Canadian currency impact, the average revenue per funeral service grew approximately 3.1%, despite an 80 basis point increase in the cremation rate.
  Comparable preneed funeral sales production decreased $4.9 million, or 3.1% against a strong performance in the prior year quarter. Comparable total funeral contracts sold decreased 3.3% while average revenue per contract sold increased 0.2%. For the first six months of 2012, comparable preneed funeral sales production increased 6.2% over the prior period.  Preneed funeral sales are deferred and recognized as revenues in future periods when the funeral service is performed.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended June 30, 2012 and 2011. We consider comparable operations to be those owned for the entire period beginning January 1, 2011 and ending June 30, 2012.

(Dollars in millions)	Three Months Ended June 30,
	2012	2011
Comparable cemetery revenue:
Atneed revenue	$58.9	$60.8
Recognized preneed revenue	118.1	103.9
Other cemetery revenue(1)	23.9	24.1
Total comparable cemetery revenues	$200.9	$188.8

Comparable gross profit	$46.9	$39.6
Comparable gross margin percentage	23.3%	21.0%

Comparable preneed and atneed cemetery sales production:
Property	$123.7	$104.1
Merchandise and services	99.5	96.5
Discounts	(24.2)	(20.1)
Preneed and atneed cemetery sales production	$199.0	$180.5
Recognition rate (2)	89%	91%

(1)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.
  Comparable cemetery revenues increased $12.1 million, or 6.4%, primarily as a result of higher recognized preneed revenues related to both sales of developed property and the completion of construction projects that had been sold in a previous period, but not yet recognized.
  Cemetery gross profit increased $7.3 million, or 18.4%, and the gross margin percentage increased to 23.3% compared to 21.0%. The improvements in gross profit and gross margin were primarily attributable to the strong recognized preneed revenues.
  Preneed and atneed cemetery sales production increased $18.5 million, or 10.2%, predominately associated with strong property sales.  In the first six months of 2012, preneed and atneed cemetery sales production increased 9.1% over the prior period.

Other Financial Results

  General and administrative expenses increased $4.9 million to $29.6 million in the second quarter of 2012. The prior year quarter included a $3.1 million reimbursement of legal settlements, while the current quarter reflects the impact of higher incentive compensation expense related to total shareholder return metrics. Also included in the second quarter of 2012 are $2.2 million of costs related to the implementation of a new purchase order system and the transition to new outsource providers for certain accounting and administrative functions.
  Other expense was $2.2 million in the second quarter primarily reflecting an unfavorable foreign currency impact from liability settlements between the U.S. and Canadian subsidiaries.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net cash provided by operating activities, as reported	$62.6	$67.5	$158.4	$175.5
IRS Audit Payment	6.6	—	6.6	—
System and Process Transition Costs	0.4	0.4	0.4	1.6
Net cash provided by operating activities excluding special items	$69.6	$67.9	$165.4	$177.1
  Net cash provided by operating activities excluding special items increased to $69.6 million compared to $67.9 million in 2011. Higher earnings were generally offset by timing differences in working capital. The current year quarter included an expected cash tax payment of $6.6 million in partial settlement of certain IRS audit matters from prior periods.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Capital improvements at existing locations	$18.0	$19.0	$31.8	$33.3
Development of cemetery property	9.6	9.6	17.6	18.8
Construction of new funeral home facilities	1.0	3.3	2.6	5.0
Total capital expenditures	$28.6	$31.9	$52.0	$57.1

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and six months ended June 30, 2012 is set forth below:

	Three Months	Six Months
Preneed Funeral	(2.2)%	5.2%
Preneed Cemetery	(2.2)%	6.0%
Cemetery Perpetual Care	1.1%	4.9%
Combined Trust Funds	(1.1)%	5.4%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items shown above are all non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended June 30,
	2012		2011
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$37.1	$0.17	$26.1	$0.11
After-tax reconciling items:
Losses on divestitures and impairment charges, net	—	—	6.8	0.03
System and process transition costs	1.4	—	0.5	—
Losses on early extinguishment of debt, net	—	—	1.1	0.01
Change in certain tax reserves	1.4	0.01	0.8	—
Earnings from continuing operations excluding special items	$39.9	$0.18	$35.3	$0.15

Diluted weighted average shares outstanding (in thousands)		218,906		241,435

(In millions, except diluted EPS)	Six Months Ended June 30,
	2012		2011
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$85.1	$0.39	$64.9	$0.27
After-tax reconciling items:
Losses on divestitures and impairment charges, net	0.3	—	6.8	0.03
System and process transition costs	1.5	0.01	1.0	—
Losses on early extinguishment of debt, net	—	—	1.3	—
Change in certain tax reserves	(1.9)	(0.02)	1.8	0.01
Earnings from continuing operations excluding special items	$85.0	$0.38	$75.8	$0.31

Diluted weighted average shares outstanding (in thousands)		221,058		241,589

Conference Call and Webcast

We will host a conference call on Thursday, July 26, 2012, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 413-3237 with the passcode of 32913546. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 15, 2012 and can be accessed at (630) 652-3000 with the passcode of 32913546#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust fund.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2011 Annual Report on Form 10-K, which was filed February 13, 2012. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At June 30, 2012, we owned and operated 1,425 funeral homes and 373 cemeteries (of which 215 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$597,372	$576,774	$1,199,878	$1,156,473
Costs and expenses	(469,183)	(461,751)	(944,122)	(915,004)
Gross profit	128,189	115,023	255,756	241,469
General and administrative expenses	(29,558)	(24,685)	(55,517)	(53,518)
Gains (losses) on divestitures and impairment charges, net	1,058	(9,843)	568	(10,263)
Operating income	99,689	80,495	200,807	177,688
Interest expense	(33,894)	(33,879)	(67,482)	(67,438)
Losses on early extinguishment of debt, net	—	(1,835)	—	(2,149)
Other (expense) income, net	(2,221)	46	1,684	720
Income from continuing operations before income taxes	63,574	44,827	135,009	108,821
Provision for income taxes	(25,935)	(18,089)	(49,055)	(42,154)
Net income	37,639	26,738	85,954	66,667
Net income attributable to noncontrolling interests	(563)	(645)	(853)	(1,810)
Net income attributable to common stockholders	$37,076	$26,093	$85,101	$64,857

Basic earnings per share	$0.17	$0.11	$0.39	$0.27
Diluted earnings per share	$0.17	$0.11	$0.39	$0.27

Basic weighted average number of shares	215,898	238,498	218,015	239,131
Diluted weighted average number of shares	218,906	241,435	221,058	241,589

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$105,343	$128,569
Receivables, net	91,040	103,892
Deferred tax asset	38,161	44,316
Inventories, net	25,497	25,513
Other	22,618	25,803
Total current assets	282,659	328,093
Preneed funeral receivables, net and trust investments	1,490,823	1,478,865
Preneed cemetery receivables, net and trust investments	1,706,375	1,595,940
Cemetery property, at cost	1,493,709	1,497,703
Property and equipment, net	1,618,672	1,618,361
Goodwill	1,354,259	1,361,493
Deferred charges and other assets	421,586	430,851
Cemetery perpetual care trust investments	1,057,261	1,016,506
	$9,425,344	$9,327,812
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$334,323	$358,904
Current maturities of long-term debt	30,500	23,554
Income taxes	5,772	3,150
Total current liabilities	370,595	385,608
Long-term debt	1,869,264	1,861,116
Deferred preneed funeral revenues	559,566	575,546
Deferred preneed cemetery revenues	865,301	833,303
Deferred tax liability	432,491	405,615
Other liabilities	397,378	414,773
Deferred preneed funeral and cemetery receipts held in trust	2,496,896	2,424,356
Care trusts' corpus	1,057,423	1,015,300

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 225,785,767 and 224,665,395 shares issued, respectively, and 214,771,352 and 222,955,853 shares outstanding, respectively	214,771	222,956
Capital in excess of par value	1,354,236	1,430,330
Accumulated deficit	(316,456)	(367,044)
Accumulated other comprehensive income	103,328	105,852
Total common stockholders' equity	1,355,879	1,392,094
Noncontrolling interests	20,551	20,101
Total Equity	1,376,430	1,412,195
	$9,425,344	$9,327,812

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands)

(In thousands)	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$85,954	$66,667
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	—	2,149
Depreciation and amortization	59,111	58,960
Amortization of intangible assets	12,157	12,672
Amortization of cemetery property	21,004	17,674
Amortization of loan costs	2,406	2,365
Provision for doubtful accounts	5,039	4,034
Provision for deferred income taxes	39,933	34,633
(Gains) losses on divestitures and impairment charges, net	(568)	10,263
Share-based compensation	4,969	4,542
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	7,441	6,306
Decrease in other assets	(7,540)	(3,663)
Increase in payables and other liabilities	(27,734)	(17,317)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	23,036	32,800
Decrease in deferred preneed funeral revenue	(18,805)	(34,076)
Decrease in deferred preneed funeral receipts held in trust	(15,693)	(12,679)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(60,056)	(26,247)
Increase in deferred preneed cemetery revenue	25,416	24,314
Decrease in deferred preneed cemetery receipts held in trust	4,032	(7,221)
Other	(1,719)	(646)
Net cash provided by operating activities	158,383	175,530
Cash flows from investing activities:
Capital expenditures	(52,062)	(57,075)
Acquisitions	(10,550)	(66,182)
Proceeds from divestitures and sales of property and equipment, net	7,135	10,038
Net withdrawals of restricted funds and other	(4,514)	4,549
Net cash used in investing activities	(59,991)	(108,670)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	12,907	—
Debt issuance costs	—	—
Payments of debt	(829)	(1,545)
Early extinguishment of debt	—	(28,137
Principal payments on capital leases	(12,823)	(11,166)
Proceeds from exercise of stock options	3,793	6,862
Purchase of Company common stock	(104,700)	(55,644)
Payments of dividends	(21,959	(21,546)
Bank overdrafts and other	1,074	4,696
Net cash used in by financing activities	(122,537)	(106,480)
Effect of foreign currency	919	1,768
Net decrease in cash and cash equivalents	(23,226)	(37,852)
Cash and cash equivalents at beginning of period	128,569	170,846
Cash and cash equivalents at end of period	$105,343	$132,994